Exhibit (a)(1)(B)
GALAXY DIGITAL INC.
OFFER TO EXCHANGE ELIGIBLE RESTRICTED STOCK UNITS FOR NEWLY ISSUED RESTRICTED STOCK UNITS
Terms of Election
Before deciding whether to submit this election form, please make sure you have read and understand the documents that make up this offer to exchange all of your cash-settled restricted share units in respect of the shares of Galaxy Digital Inc.’s Class A common stock (“RSUs”) under the Amended and Restated Galaxy Digital Inc. Non-Treasury Share Unit Plan (the “NTSUP,” and such RSUs, the “NTSUP RSUs”) for share-settled RSUs under the Amended and Restated Galaxy Digital Inc. Long Term Incentive Plan (the “LTIP,” and such RSUs, “LTIP RSUs”, and such offer the “Offer”) and these Terms of Election (which together, as they may be amended or supplemented from time to time, constitute the “RSU Exchange Offer”): (1) the Offer to Exchange, dated August 19, 2025, (the “Offer to Exchange”); (2) this election form, together with the instructions and Agreement to Terms of Election attached hereto; (3) the Notice of Withdrawal of Election form, together with its associated instructions (the “Withdrawal Form”); and (4) the email from equity-administration@galaxy.com on August 19, 2025, announcing the Offer, all of which are attached as exhibits to the Tender Offer Statement on Schedule TO (the “Schedule TO”) filed by Galaxy Digital Inc. (“Galaxy” or the “Company”) with the U.S. Securities and Exchange Commission on August 19, 2025 (the foregoing are collectively referred to as the “Offer Documents”).
The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer expires at 11:59 P.M., Eastern Time, on September 16, 2025, unless extended. All capitalized terms used in this election form but not defined herein shall have the meanings given in the Offer to Exchange.
PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.
IF YOU WANT TO PARTICIPATE IN THE OFFER YOU MUST MAKE A SELECTION ON EXHIBIT A.
To participate in the Offer, you must complete and submit your election form to the Company via email (by PDF or similar imaged document file) to: equity-administration@galaxy.com by 11:59 P.M., Eastern Time, on September 16, 2025 (unless we, in our sole discretion, extend the Offer). Only responses that are properly completed, signed and actually received via email by the Company prior to the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.
If you make no election, or do not return this election form before the Offer expires, NTSUP RSUs that you choose not to exchange or that we do not accept for exchange will remain outstanding and will retain their existing terms, including vesting schedules, and no LTIP RSUs will be granted to you. Please submit your initial acceptance and/or rejection by completing and submitting this election form to (by PDF or similar imaged document file) to: equity-administration@galaxy.com. If you choose to subsequently withdraw from the Offer and revoke your prior election to tender your NTSUP RSUs, please deliver the properly completed and signed Withdrawal Form to the Company via email (by PDF or similar imaged document file) to: equity-administration@galaxy.com. The Withdrawal Form was previously provided to you by email and is attached as an exhibit to the Schedule TO.
If you change your mind after you have submitted an election form (e.g., choose to withdraw from the Offer but subsequently decide to participate in the Offer), you must deliver a new properly completed and signed election form to the Company via email (by PDF or similar imaged document file) to: equity-administration@galaxy.com. See the Instructions to Election Form attached to this election form for additional information.
If you elect to participate in the Offer, you must exchange all of the NTSUP RSUs you hold.
You may elect to exchange all of your NTSUP RSUs or none of your NTSUP RSUs. You may change your mind as many times as you wish, but you will be bound by the last valid election received by the Company prior to the expiration of the Offer, which shall be effective and supersede any prior election forms you submit.

You are not required to submit an election form if you do not wish to participate in the Offer. If we do not receive an election form from you prior to the expiration of the Offer, which is scheduled to be 11:59 P.M., Eastern Time, on September 16, 2025, unless the Offer is extended, we will interpret this as your election not to participate in the Offer, and your NTSUP RSUs that you choose not to exchange or that we do not accept for exchange will remain outstanding and will retain their existing terms, including vesting schedules. We will not contact you to confirm your election not to participate.
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BY PARTICIPATING IN THE OFFER, YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, INCLUDING THIS ELECTION FORM (INCLUDING EXHIBIT A) AND THE FOLLOWING AGREEMENT TO TERMS OF ELECTION.
Please note that you may withdraw your election by submitting a valid Withdrawal Form and can reinstate~~d~~ your election thereafter by submitting a new properly completed and signed election form, in all cases prior to the expiration of the Offer, which is scheduled to be 11:59 P.M., Eastern Time, on September 16, 2025, unless the Offer is extended. You will be bound by the last properly submitted election form and/or withdrawal form we receive prior to the expiration of the Offer.
Your signature and submission of this Election Form (including Exhibit A) indicates that you have read and agreed to the Agreement to the Terms of Election attached hereto.

NTSUP RSU Holder Signature
NTSUP RSU Holder Name (Please print in full)
Date

ELECTION TERMS AND CONDITIONS
I agree to all terms of the RSU Exchange Offer as set forth in the Offer to Exchange Eligible Restricted Stock Units for Newly Issued Restricted Stock Units, dated August 19, 2025 (as it may be amended and supplemented from time to time, the “Offering Memorandum”). All capitalized terms used and not defined herein shall have the meanings given to them in the Offering Memorandum.
1.    I agree that my decision to accept or reject the RSU Exchange Offer with respect to all of my NTSUP RSUs is entirely voluntary and is subject to the terms and conditions of the RSU Exchange Offer.
2.    I understand that I may change my election at any time by completing and submitting a new election no later than 11:59 p.m. on the RSU Exchange Offer Expiration Date (unless the Offer is extended in the Company’s sole discretion).
3.    If I am no longer employed by or engaged as an employee of Galaxy or its Affiliates, whether my termination is voluntary, involuntary or for any other reason, as of the completion of the RSU Exchange Offer, I will not be able to participate in the RSU Exchange Offer. Even if I had elected to participate in this RSU Exchange Offer, my tender will automatically be deemed withdrawn and I will not participate in this RSU Exchange Offer, and I will retain my outstanding NTSUP RSUs in accordance with their current terms and conditions.
4.    I agree that all decisions with respect to future grants under any Galaxy equity compensation plan will be at the sole discretion of Galaxy.
5.    I agree that: (i) the RSU Exchange Offer is established voluntarily by Galaxy, is discretionary in nature and may be modified, amended, suspended or terminated by Galaxy in accordance with the terms set forth in the Offering Memorandum, at any time prior to the expiration of the RSU Exchange Offer; (ii) Galaxy at its discretion, may refuse to accept my election to participate; and (iii) the RSU Exchange Offer is an exceptional, voluntary and one-time offer that does not create any contractual or other right to receive future RSU Exchange Offers, RSUs or other equity awards, or benefits in lieu of RSU Exchange Offers, even if RSU Exchange Offers have been made in the past.
6.    I understand that: (i) neither the rights nor any provision of the RSU Exchange Offer or the Offering Memorandum confer upon me any right with respect to service or employment or continuation of current employment with Galaxy or any of its Affiliates and shall not be interpreted to form a service or employment contract or relationship with Galaxy and (ii) the future value of Galaxy’s ordinary shares is unknown and cannot be predicted with certainty.
7.    I agree that the LTIP RSUs tendered by Galaxy in exchange for my NTSUP RSUs (i) are not intended to replace any pension rights or compensation and (ii) are not part of normal or expected compensation for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.
8.    I understand that no claim or entitlement to compensation or damages shall arise from forfeiture of the right to participate in the RSU Exchange Offer resulting from termination of my employment with Galaxy for any reason, and I irrevocably release Galaxy and its subsidiaries from any such claim that may arise; provided that, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, I shall be deemed irrevocably to have waived my entitlement to pursue such claim.
9.    Regardless of any action that Galaxy or its subsidiaries takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the RSU Exchange Offer and the LTIP RSUs (“Tax-Related Items”), I understand that the ultimate liability for all Tax-Related Items is and remains my sole responsibility and may exceed the amount actually withheld by Galaxy or its subsidiaries, if any. I further acknowledge that Galaxy and/or its subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Exchange Offer or the LTIP RSUs and (ii) do not commit to and are under no obligation to structure the terms of the RSU Exchange Offer to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of the grant of the NTSUP RSUs and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that Galaxy and/or any of its subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In that regard, I authorize Galaxy and/or any of its subsidiaries to withhold all Tax-Related Items legally payable by me pursuant to the terms of the RSU agreement evidencing my NTSUP RSUs.
10.    I acknowledge and agree that none of Galaxy or a subsidiary or affiliate of Galaxy, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the RSU Exchange Offer to tender my NTSUP RSUs and that I am not relying on any information or representation made by any such person in accepting or rejecting the RSU Exchange Offer, other than any information contained in the Offering Memorandum.
11.    I agree that participation in the RSU Exchange Offer is governed by the terms and conditions set forth in the Offering Memorandum, including this election form. I acknowledge that I have received the Offering Memorandum and have been afforded the opportunity to consult with my own investment, legal and/or tax advisers before making this election and that I have knowingly accepted the RSU Exchange Offer. I agree that any and all decisions or interpretations of Galaxy upon any questions relating to the RSU Exchange Offer and this election form will be given the maximum deference permitted by law.
12.    I understand that only elections that are properly completed and submitted and actually received by Galaxy on or before the RSU Exchange Offer Expiration Date will be accepted.
13.    The provisions of the RSU Exchange Offer Documents and this election form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

GALAXY DIGITAL INC.
OFFER TO EXCHANGE ELIGIBLE RESTRICTED STOCK UNITS FOR NEWLY ISSUED RESTRICTED STOCK UNITS
Instructions to Election Form
1.    Defined Terms.
All terms used in this election form but not defined have the meanings given them in the Offer to Exchange Eligible Restricted Stock Units for Newly Issued Restricted Stock Units, dated August 19, 2025, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email (the “Offer to Exchange”). References in this election form to “Galaxy,” “we,” “us” and “our” refer to Galaxy and any successor entity or its subsidiaries, as applicable.
2.    Expiration Date.
The offer and any rights to tender or to withdraw a tender of NTSUP RSUs expire at 11:59 P.M., Eastern Time, on September 16, 2025, unless the offer is extended. Unless we have accepted the tendered NTSUP RSUs, you may also withdraw any NTSUP RSUs that you previously tendered at any time after 11:59 P.M. Eastern Time on October 15, 2025 (which is the 40th U.S. business day following the commencement of the Offer).
3.    Delivery of the Election Form.
If you intend to tender NTSUP RSUs in the Offer, a signed copy of the election form must be received by the Company before 11:59 P.M., Eastern Time, on September 16, 2025 (or such later date as may apply if the Offer is extended) by the following means:
ó    Via email (by PDF or similar imaged document file) to: equity-administration@galaxy.com.
Your election form will be effective only upon receipt by us. You are responsible for making sure that your election form is delivered to the electronic mail address indicated above. You must allow for sufficient time to complete and deliver the election form to ensure that we receive your election form on time.
You are not required to tender your NTSUP RSUs for exchange. You do not need to return your award agreements relating to any tendered NTSUP RSUs, as they will be automatically cancelled if we accept your NTSUP RSUs for exchange and grant you LTIP RSUs.
The delivery of all required documents, including election forms, is at your risk. Delivery will be deemed made only when actually received by Galaxy pursuant to one of the methods of delivery noted above. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your election form by email within two business days. Please note that if you submit an election form that is received by us within the last two business days prior to the expiration of the Offer, time constraints may prevent us from providing a confirmation by email prior to the expiration of the Offer. If you have not received such a confirmation, it is your responsibility to ensure that your election form is received by Galaxy before expiration of the Offer. Only election forms that are properly completed, signed and dated and actually received by Galaxy at the address or email above before the expiration date will be deemed valid elections. Elections submitted by any other means, including hand delivery, interoffice mail, text message or facsimile, are not permitted.
Our receipt of your election form is not by itself an acceptance of your NTSUP RSUs for exchange. For purposes of the Offer, we will be deemed to have accepted NTSUP RSUs for exchange that are validly tendered for exchange and not properly withdrawn as of the time when we give oral or written notice to the NTSUP RSU holders generally of our acceptance of NTSUP RSUs for exchange. The notice may be made by press release, email or other method of communication.

Any confirmation of receipt sent to you merely will be a notification that we have received your election and does not mean that your tendered NTSUP RSUs have been cancelled. Your tendered NTSUP RSUs that are accepted for exchange will be cancelled on the same calendar day as the expiration of the Offer (but following the expiration of the Offer). The cancellation date is currently scheduled to be September 16, 2025.
Galaxy will not accept any alternative, conditional or contingent elections.
4.    Withdrawal and Additional Elections.
Elections to exchange NTSUP RSUs pursuant to the Offer may be withdrawn at any time before the expiration of the Offer, currently expected to be 11:59 P.M., Eastern Time, on September 16, 2025. If Galaxy extends the Offer beyond that time, you may withdraw your tendered NTSUP RSUs at any time until the extended expiration of the Offer.
To withdraw your NTSUP RSUs tendered for exchange, a properly completed, signed and dated withdrawal form must be received by Galaxy before 11:59 P.M., Eastern Time, on September 16, 2025 (or such later date as may apply if the offer is extended) by the following means:
ó    Via email (by PDF or similar imaged document file) to: equity-administration@galaxy.com.
NTSUP RSUs validly withdrawn will not be deemed validly tendered for exchange in the Offer, unless you validly re-elect to tender those NTSUP RSUs for exchange before the expiration date.
To re-elect to exchange your withdrawn NTSUP RSUs, you must submit a new, properly completed, signed and dated election form that is received by Galaxy before 11:59 P.M., Eastern Time, on September 16, 2025 (or such later date as may apply if the offer is extended) by following the procedures described in Instruction 3 above and submitting your election form by email.
Your new election form must include the required information regarding the NTSUP RSUs you want to exchange and must be signed and clearly dated after the date of your prior election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly completed, signed and dated election, any previously submitted election forms and/or withdrawal forms will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election form and/or withdrawal form we receive prior to the expiration date.
5.    No Partial Tenders; Indemnity.
If you elect to participate in the Offer, you must exchange all of the shares subject to NTSUP RSUs that you hold.
If you are an eligible holder with NTSUP RSUs that is subject to a domestic relations order or notice of joinder (or comparable legal document as the result of the end or contemplated end of a marriage or domestic partnership), and a person who is not an employee of Galaxy or one of its subsidiaries or a director of Galaxy beneficially owns or has informed Galaxy that he or she claims a portion of that NTSUP RSUs, you may accept the Offer with respect to the entire remaining outstanding portion of the NTSUP RSUs if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. We are not accepting partial tenders of NTSUP RSUs. Therefore, you may not accept the Offer with respect to a portion of your NTSUP RSUs that are beneficially owned by you while rejecting it with respect to the portion beneficially owned or claimed to be beneficially owned by someone else, or vice versa. We will respect an election to exchange all of your NTSUP RSUs pursuant to the Offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the NTSUP RSUs for any action taken by you with respect to such NTSUP RSUs. By electing to exchange your NTSUP RSUs you will be agreeing to indemnify us with respect to any claim by a third party that he or she is entitled to any rights with respect to the NTSUP RSUs. Accordingly, you should consider carefully whether to make an election to exchange your NTSUP RSUs that is not completely beneficially owned by you.

6.    Signatures on this Election Form.
The election form must be signed by the NTSUP RSU holder who is tendering the NTSUP RSUs and the signature must correspond with the name as written on the face of the award agreement or agreements to which the NTSUP RSUs are subject without any alteration or any change whatsoever. If this election form is signed by a trustee, executor, administrator, guardian, attorney- in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the signatory’s full title must be identified on the election form, and proper evidence satisfactory to Galaxy of the authority of that person to act in that capacity must be submitted with the election form.
7.    Requests for Assistance or Additional Copies.
Any questions and any requests for additional copies of the Offer to Exchange, this election form or other Offer Documents may be directed to equity-administration@galaxy.com. Copies will be furnished promptly at Galaxy’s expense. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the “Investor Relations” page of our website at www.Galaxyenergy.com.
8.    Irregularities.
We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any election forms and withdrawal forms and acceptance of any NTSUP RSUs for exchange. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any elections or any NTSUP RSUs tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered NTSUP RSUs that are not validly withdrawn, subject to the terms of the Offer. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular NTSUP RSUs or for any particular NTSUP RSU holder, provided that if we grant any such waiver, it will be granted with respect to all NTSUP RSU holders and tendered NTSUP RSUs. No tender of NTSUP RSUs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering NTSUP RSU holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in election forms or tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the Offer expiration date, subject only to any extension that we may implement in our discretion.
9.    Additional Documents to Read.
Please read the Offer to Exchange, including all documents referenced therein, and the other Offer documents before deciding whether to participate in the Offer.
10.    Important Tax Information.
You should refer to “The Offer—Section 18” of the Offer to Exchange, which contains important tax information. We also recommend that you consult with your financial, tax and/or legal advisors before deciding whether to participate in the Offer.

EXHIBIT A
NTSUP RSUs - Election

Participant Name	Yes, exchange NTSUP RSUs	No, retain NTSUP RSUs
[ ]	☐	☐
INSTRUCTIONS: If you wish to participate in the Offer with respect to your NTSUP RSUs, please check the “Yes, exchange NTSUP RSUs” box.
Please note that if the “No, retain NTSUP RSU” box is checked OR if you fail to check the box for “Yes, exchange NTSUP RSUs”, the NTSUP RSU will not be exchanged and your NTSUP RSUs will remain outstanding subject to their original terms.